Exhibit (h)

FIRST EAGLE CREDIT OPPORTUNITIES FUND

1345 Avenue of the Americas

New York, New York 10105

UNDERWRITING AGREEMENT

This Underwriting Agreement, is entered into as of April 3, 2025 by and between First Eagle Credit Opportunities Fund (the “Trust”), a Delaware statutory trust, and FEF Distributors, LLC, a Delaware limited liability company (“FEF Distributors”), and shall become effective upon the consummation of the change of ownership of First Eagle Holdings, Inc. (“FE Holdings”), parent company of FEF Distributors.

Whereas, the Trust operates as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

Whereas, the Underwriting Agreement entered on November 20, 2020 (as may be amended, restated, supplemented or otherwise modified by and between the Trust and FEF Distributors, LLC) will terminate automatically due to the event of its assignment (as defined in the 1940 Act) from the prospective change of ownership of FE Holdings; and

WHEREAS, the Trust’s Board of Trustees has selected FEF Distributors to act as principal underwriter (as such term is defined in Section 2(a)(29) of the 1940 Act) of the shares of beneficial interest of the Trust (“shares”) and FEF Distributors is willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the conditions hereinafter set forth.

NOW THEREFORE, the Trust hereby agrees with FEF Distributors as follows:

1. Appointment. The Trust hereby appoints FEF Distributors its exclusive selling agent for the sale of its shares, of all classes, and all other securities now or hereafter created or issued by the Trust (except notes and other evidences of indebtedness issued for borrowed money), and the Trust agrees to issue its shares or other securities, subject to the provisions of its Amended and Restated Agreement and Declaration of Trust, to purchasers thereof and against payment of the consideration to be received by the Trust therefor. FEF Distributors may appoint one or more independent broker-dealers and FEF Distributors or any such broker-dealer may transmit orders to the Trust or the Trust’s transfer agent. Such shares shall be registered in such name or names and amounts as FEF Distributors or any such broker-dealer may request from time to time, and all shares when so paid for and issued shall be fully paid and non-assessable.

2. Exclusivity. FEF Distributors will act as exclusive selling agent for the Trust in selling shares. FEF Distributors agrees to sell exclusively through independent broker-dealers, or financial institutions exempt from registration as a broker-dealer, and agrees to use its best efforts to find purchasers for shares to be offered; provided, however, that the services of FEF Distributors under this Agreement are not deemed to be exclusive, and nothing in this Agreement shall prevent Distributor, or any officer, trustee, partner, member or employee thereof, from providing similar services to other investment companies and other clients or to engage in other activities.

3. Copies of Trust Documents. The Trust will furnish FEF Distributors promptly with copies of any registration statements filed by it with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

4. Registration and Sale of Shares; Mutual Representations. The Trust will from time to time use its best efforts to register under the 1933 Act such authorized shares not already so registered as FEF Distributors may reasonably be expected to sell as agent on behalf of the Trust. To the extent that there will be available for sale such number of shares as FEF Distributors may reasonably be expected to sell, the Trust, subject to the necessary approval of its shareholders, will, from time to time as may be necessary, increase the number of authorized shares.

This Agreement relates to the issue and sale of shares that are duly authorized and registered and available for sale by the Trust, including repurchased shares if and to the extent that they may be legally sold and if, but only if, the Trust sees fit to sell them. FEF Distributors and the Trust will cooperate in taking such action as may be necessary from time to time to qualify shares of the Trust for sale in any jurisdiction or territory in which it is qualified and in any other states mutually agreeable to FEF Distributors and the Trust, and to maintain such qualification, provided that such shares are duly registered under the 1933 Act.

The Trust represents to FEF Distributors that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act and under the 1940 Act with respect to the shares have been prepared in conformity with the requirements of said Acts and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to FEF Distributors that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust’s counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from FEF Distributors to do so with respect to a material change, FEF Distributors may, at FEF Distributors’ option, terminate this Agreement or decline to make offers of the Trust’s securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving FEF Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

FEF Distributors represents to the Trust that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “1934 Act”) and is a member in good standing of Financial Industry Regulatory Authority, Inc. (“FINRA). FEF Distributors shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the 1934 Act. FEF Distributors will conform to the Conduct Rules of FINRA and the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares, as applicable.

FEF Distributors agrees that it shall observe and be bound by all the terms of the Amended and Restated Agreement and Declaration of Trust, including any amendments thereto, which shall in any way limit or restrict or prohibit or otherwise regulate any action of the FEF Distributors.

5. Solicitation of Orders. FEF Distributors will use its best efforts (but only in states in which FEF Distributors may lawfully do so) to obtain from investors orders for shares of the Trust authorized for issue by the Trust and registered under the 1933 Act, provided that FEF Distributors may in its discretion refuse to accept orders for shares from any particular applicant. FEF Distributors may, as agent for the Trust, solicit dealers for orders to purchase shares and may enter into selling agreements with any such dealers, the form of such agreements to be as mutually agreed upon, from time to time, by FEF Distributors and the Trust. Each dealer must be a member of FINRA or a foreign dealer not eligible for membership in FINRA who has agreed in acting under the selling agreement to abide by the rules and regulations of FINRA and not to use the United States mails or any means of interstate commerce in connection with the sales of such shares unless such foreign dealer is registered under the Securities Exchange Act of 1934, as amended, or such registration is not required.

2

6. Sale of Shares. Subject to the provisions of paragraph 7 hereof, to the right of the Trust to decline to accept transactions in its discretion, and to such minimum purchase requirements as may from time to time be currently indicated in the Trust’s prospectus, FEF Distributors is authorized to sell as agent on behalf of the Trust authorized and unissued shares registered under the 1933 Act. Such sales may be made by FEF Distributors on behalf of the Trust by transmitting promptly any orders received by FEF Distributors for the purchase of shares to the Trust’s transfer agent. The sales price to the public of such shares shall be the public offering price as defined in paragraph 9 hereof.

Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of the Trust’s shares not in the best interest of the Trust, the parties hereto may decline to accept any orders for, or make any sales of, any shares until such time as those parties deem it advisable to accept such orders and to make such sales, and both parties shall mutually agree to any such determination.

7. Sale of Shares to Investors by the Trust. Any right granted to FEF Distributors to accept orders for shares or make sales on behalf of the Trust will not apply to shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such Trust, and such right shall not apply to shares that may be offered by the Trust to shareholders by virtue of their being shareholders of the Trust, including shares issued in payment of any dividend or distribution by the Trust.

8. Limited Recourse. FEF Distributors hereby acknowledges that the Trust’s obligations hereunder with respect to any distribution fee or servicing fee or early withdrawal charge payable with respect to the shares of any class of the Trust are binding only on the assets and property belonging to such class.

9. Public Offering Price. All shares sold to investors by FEF Distributors as agent for the Trust will be sold at the public offering price. The public offering price for all accepted orders will be the net asset value per share next computed after receipt of such an order, plus any applicable sales charge adjusted to the nearest full cent, as may from time to time be currently indicated in the Trust’s prospectus with respect to such order. Net asset value per share shall be computed in the manner provided in the Trust’s Amended and Restated Agreement and Declaration of Trust, as now in effect or as it may be amended. The time of receipt of such an order shall be the time of its receipt by FEF Distributors or by a dealer selected by FEF Distributors as provided herein if transmitted on the day of receipt by such dealer to FEF Distributors prior to the close of its business on that day. The Trust will not, without notifying FEF Distributors in advance, change the sales charges or dealer discounts applicable to the sales of its shares from those set forth in its then-current prospectus. FEF Distributors may also purchase as principal shares at net asset value and sell such shares at the public offering price.

Recognizing the need for providing an incentive to sell and providing necessary and continuing informational and investment services to shareholders of the Trust, the Trust or FEF Distributors (by agreement) may pay independent broker-dealers periodic servicing and distribution fees based on percentages of average annual net asset value of shareholder accounts of such broker-dealers. To the extent such periodic servicing and distribution fees are payable with respect to a class of the Trust’s shares, to the extent permitted by applicable law, the Trust will adopt a servicing and/or distribution plan consistent with Rule 12b-1 under the 1940 Act, with respect to such class, and FEF Distributors may receive from the Trust fees at the rates and under the terms and conditions of such plan, as in effect from time to time and subject to any further limitations on such fees as the Trust’s Board of Trustees may impose.

Notwithstanding anything herein to the contrary, sales and distributions of the shares may be upon any special terms as approved by the Trust’s Board of Trustees and disclosed in the Trust’s current prospectus.

10. Underwriting Discount. The Trust shall receive from FEF Distributors the applicable net asset value on all orders for sales of shares accepted by FEF Distributors as agent of the Trust and processed as sales by the Trust. FEF Distributors shall be entitled to retain so much of the difference between the public offering price and the applicable net asset value as is not reallowed by FEF Distributors as a discount to dealers. Such reallowance

3

shall be the same for all dealers and shall conform to such dealer discounts, if any, as may from time to time be currently indicated in the Trust’s prospectus. FEF Distributors will reimburse the Trust for any increase in any issue tax paid by it which is attributable to such sales charge.

11. Notice of Sale; Delivery of Payments. FEF Distributors will promptly notify the Trust’s transfer agent or shareholders’ servicing agent of any orders for sales of shares accepted by FEF Distributors, and FEF Distributors will deliver to the Trust’s shareholders’ servicing agent all payments pursuant to orders for sales accepted by FEF Distributors no later than the first business day following the receipt by FEF Distributors in its home office of such payments, and, unless payment is not required under paragraph 10, in no event later than seven days after the receipt by FEF Distributors of such order, or, in case an extension of time is granted by FINRA, to the dealer submitting the order, in no event later than the expiration of such extension of time.

12. Suspension of Sales and Purchases. If and whenever the determination of net asset value is suspended pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, and such suspension has become effective, until such suspension is terminated, no further orders for the sale or purchase of shares shall be accepted by FEF Distributors except such orders placed with FEF Distributors before FEF Distributors had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and purchases and its authority to accept orders for sales and purchases of shares if, in the judgment of a majority of its Board of Trustees or a majority of the Executive Committee of its Board of Trustees, if such Committee exists, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no shares will be sold or purchased by the Trust or by FEF Distributors on behalf of the Trust while such suspension remains in effect except for shares necessary to cover orders accepted by FEF Distributors before FEF Distributors had knowledge of the suspension. The Trust will notify FEF Distributors promptly of any such suspension of the determination of net asset value or of any such suspension of sales and purchases of shares.

The Trust agrees to advise FEF Distributors immediately in writing:

(a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event, to the best of its knowledge, which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC that materially affect the performance of its services under this Agreement.

13. Expenses. The Trust will pay all fees and expenses in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the 1933 Act covering the issue and sale of its shares and in connection with the qualification of shares for sale in the various states and countries in which the Trust shall determine it advisable to qualify such shares for sale, the costs of all stock certificates and the fees and expenses of its transfer agent or shareholders’ servicing agent or registrar. It will also pay any issue taxes (subject to partial reimbursement under paragraph 10 hereof). FEF Distributors will pay all expenses of printing prospectuses and other sales literature (except copies of prospectuses and other sales literature which may from time to time be sent to existing shareholders of the Fund), all fees and expenses in connection with its qualification as a dealer in the various states and countries, and all other expenses in connection with the sale and offering for sale of the shares which are not payable by the Trust pursuant to the provisions of this paragraph 13.

4

14. Conformity with Law. FEF Distributors agrees that in selling and purchasing the shares of the Trust FEF Distributors will duly conform in all respects with the laws of the United States and any state or country in which such shares may be offered for sale by FEF Distributors pursuant to this Agreement.

15. Indemnification. FEF Distributors agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which the Trust or such Trustees, officers or controlling person may become subject under such Act or under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Trust through FEF Distributors which (i) may be based upon any wrongful act by FEF Distributors or any of its employees or representatives or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by FEF Distributors; provided, however, that in no case is its indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

The Trust agrees to indemnify and hold harmless FEF Distributors and each of its directors and officers and each person, if any, who controls FEF Distributors within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which FEF Distributors or such directors, officers or controlling person may become subject under such Act or under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Trust through FEF Distributors which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) except as described in clause (ii) of the preceding paragraph, may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no case is the Trust’s indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such person’s duties or by reason of such person’s reckless disregard of obligations and duties under this Agreement. FEF Distributors hereby waives any rights to indemnification concerning its obligations and duties hereunder to which FEF Distributors might be entitled under the Trust’s By-Laws.

FEF Distributors is not authorized to give any information or to make any representations on behalf of the Trust in connection with the sale or purchase of shares other than the information and representations contained in a registration statement or prospectus covering shares, as such registration statement and prospectus may be amended or supplemented from time to time. No person other than FEF Distributors is authorized to act as agent for the Trust in connection with the offering or sale of shares to the public or otherwise.

16. Duration and Termination of this Agreement. Upon the commencement of this Agreement, this Agreement will continue from year to year, but only so long as (after an initial two-year term) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust. In addition, the Trust may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved by the vote of a majority of Trustees of the Trust who are not interested persons of FEF Distributors or of the Trust cast at a meeting called for the purpose of voting on such approval in accordance with 1940 Act. This Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Trust, or by FEF Distributors. This Agreement shall automatically terminate in the event (a) the Trust terminates its registration as a management investment company, or otherwise ceases operations, or (b) of the assignment of this Agreement. In interpreting the provisions of this paragraph 16, the definitions contained in

5

Section 2(a) of the 1940 Act and rules thereunder (particularly the definitions of “interested person”, “assignment”, “voting security” and “vote of a majority of the outstanding voting securities”) shall be applied.

17. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws, it should notify FEF Distributors of the form of such amendment, and the reasons therefor, and if FEF Distributors should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If FEF Distributors should at any time request that a change be made in the Trust’s Amended and Restated Agreement and Declaration of Trust or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC or of a national securities association of which FEF Distributors is or may be a member, relating to the sale of the shares, and the Trust should not make such necessary change within a reasonable time, FEF Distributors may terminate this Agreement forthwith.

18. Miscellaneous.

(a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b) The Trust recognizes that, except to the extent otherwise agreed to by the parties hereto, its directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FEF Distributors or its affiliates may enter into distribution or other agreements with other corporations and trusts.

(c) This Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of laws.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(e) FEF Distributors also agrees that if, as a result of its breach of this warranty, the Trust is subjected to any fine, penalty, or other regulatory sanction or damages, FEF Distributors will reimburse the Trust for such fine, penalty or damages and any related costs and expenses, including but not limited to attorney fees and expenses.

[Remainder of page intentionally left blank; signature page follows]

6

First Eagle Credit Opportunities Fund
		By:	/s/ Sheelyn Michael
Name: Sheelyn Michael
Title: Secretary

The foregoing Agreement is hereby accepted as of the date thereof.
FEF Distributors, LLC
By:	/s/ Frank Riccio
Name: Frank Riccio
Title: Senior Vice President
7